Exhibit 10.7
FIRST AMENDMENT TO LEASE
This FIRST AMENDMENT TO LEASE (this "Amendment") is made this 11 TH day of
August 2009 (the "Effective Date"), by and between US REAL ESTATE LIMITED
PARTNERSHIP, a Texas limited partnership ("Landlord") and THE UNIVERSITY OF
PHOENIX, INC., an Arizona corporation (''Tenant'').

RECITALS
A.    Landlord and Tenant entered into that certain Lease Agreement dated June 29, 2009 (the "Lease") by which Tenant leased from Landlord approximately 439,070 rentable square feet (the "Premises") located at 1625 Fountainhead Parkway and 1601 Fountainhead Parkway, Tempe, Arizona 85282 (the "Buildings") and that certain Work Letter Agreement executed by Landlord and Tenant dated of even date with the Lease (the "Work Letter").
B.    The parties now wish to amend the Lease and the Work Letter as of the Effective Date subject to and on the terms and conditions set forth below.
AMENDMENT
1.    Defined Terms. Terms in this Amendment shall have the same meaning as such terms have in the Lease and Work Letter unless otherwise noted in this Amendment.
2.    Lease Amendment.
(a)    The first paragraph of Section 1.1(i) is deleted in its entirety and replaced with the following:
TERM OF LEASE: The term ( and rental payments) shall
commence on the Commencement Date as set forth in Exhibit "G."
The anticipated Commencement Date for Office A is December 1,
2011 and for Office B is July 1, 2011. The Lease shall expire at
11:59 p.m. Arizona time on the day preceding the thirteenth (13th)
anniversary of the Commencement Date for Office A.

(b)    The second sentence of Section 3 is deleted in its entirety and replaced with the following:
Exhibit "G" shall govern the implications of failure for the
Commencement Date to occur on or before July 31, 2013.

(c)    Section 33 is deleted in its entirety and replaced with the following:

Landlord and Tenant both acknowledge that this Lease is subject to and conditioned upon Landlord acquiring title to the land upon which the Project will be constructed on or before September 30,
2009. If for any reason Landlord is unable to acquire title to the land on or before September 30, 2009, this Lease shall become null and void and neither party shall have any obligation to the other with regard to this Lease.

3.    Work Letter Amendments.

(a)    The sixth sentence of Paragraph 3(a) of the Work Letter is deleted in its entirety and replaced with the following:

Landlord shall use commercially reasonable efforts to secure completion of all work in a timely manner so that Tenant is able to occupy the Premises in Office B on or before July 1, 2011 (the
"Office B Scheduled Delivery Date") and the Premises in Office A
on or before December 1, 2011 (the "Office A Scheduled Delivery
Date") (each, a "Scheduled Delivery Date" and collectively, the
"Scheduled Delivery Dates").

(b)    The first paragraph of Paragraph 8(c) of the Work Letter is deleted in its entirety and replaced with the following:

In the event Office B is not Substantially Completed on or before
August 31, 2011, Base Rent for Office B shall abate for one day for each day between September 1, 2011 and the date Office B is
Substantially Complete, subject to Tenant Delay and Construction
Force Majeure (either, an "Excused Delay"). In the event Office A is not Substantially Completed on or before January 31, 2012, Base
Rent for Office A shall abate for one day for each day between
February 1, 2012 and the date Office A is Substantially Completed, subject to Excused Delay. In addition, if the Commencement Date for the entire Premises are Substantially Completed. Upon such termination, neither party shall have any obligation to the other with regard to the Lease or the Work Letter

4.    Ratification. Landlord and Tenant each hereby reaffirm its rights and obligations under the Lease and Work Letter as modified by this Amendment. In the event of a conflict or ambiguity between the Lease or Work Letter and this Amendment, the terms and provisions of this Amendment shall control.

5.    Counterparts. This Amendment may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Landlord and Tenant have each executed this Amendment on the dates written below their names.

LANDORD:

US REAL ESTATE LIMITED
PARTNERSHIP, a Texas limited
partnership

By: /s/ James E. Loyd
Name: James E. Loyd
Title: Executive Managing Director

TENANT:

THE UNIVERSITY OF PHOENIX, INC.,
an Arizona corporation

By: /s/ William J. Swirtz
Name: William J. Swirtz
Title: President of Apollo Development and Authorized Officer

/s/ Brian L. Swartz
Brian L Swartz
Senior VP Financial Officer and Treasurer

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